Exhibit 99.1

Q2 Holdings, Inc. Announces Private Convertible Exchange and Subscription Transactions of $350 Million Principal Amount of 0.125% Convertible Senior Notes Due 2025

November 12, 2020

AUSTIN, Texas—(BUSINESS WIRE)--Q2 Holdings, Inc. (“Q2”) (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, announced that it has entered into privately negotiated exchange and/or subscription agreements, with certain holders of its outstanding 0.75% Convertible Senior Notes due 2023 (the “2023 Notes”) and certain new investors pursuant to which Q2 will issue $350 million principal amount of 0.125% Convertible Senior Notes due 2025 (the “New Notes”) consisting of (a) $210.7 million of New Notes and either shares of Q2’s common stock or cash in exchange for approximately $181.9 million principal amount of the 2023 Notes (the “Exchange Transactions”) and (b) $139.3 million principal amount of New Notes for cash (the “Subscription Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. Following the closing of the Exchange Transactions, $48.1 million in aggregate principal amount of 2023 Notes will remain outstanding with terms unchanged. The Exchange Transactions and the Subscription Transactions are expected to close concurrently on or about November 18, 2020, subject to customary closing conditions.

The New Notes will represent senior unsecured obligations of Q2 and will pay interest semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2021, at a rate of 0.125% per annum. The New Notes will mature on November 15, 2025, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding August 15, 2025, the New Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods. On or after August 15, 2025, until close of business on the second scheduled trading day preceding maturity, the New Notes will be convertible at the option of the holders at any time regardless of these conditions. The New Notes will be convertible into cash, shares of Q2’s common stock or a combination of cash and Q2’s common stock, at Q2’s election. The initial conversion rate is 7.1355 shares of Q2’s common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $140.14 per share, and will be subject to customary anti-dilution adjustments. On or after November 20, 2023, Q2 may redeem for cash all or any portion of the New Notes if the last reported sale price of Q2’s common stock has been at least 130% of the conversion price for the New Notes for at least 20 trading days during any 30 consecutive trading day period.

If Q2 undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require Q2 to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or Q2 calls the New Notes for redemption, Q2 will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or redemption.

Q2 will not receive any cash proceeds from the Exchange Transactions. In exchange for issuing the New Notes pursuant to the Exchange Transactions, Q2 will receive and cancel the exchanged 2023 Notes. Q2 estimates that net cash proceeds from the Subscription Transactions will be approximately $132.1 million after deducting estimated offering expenses for both the Exchange Transactions and the Subscription Transactions. Q2 intends to use net cash proceeds from the Subscription Transactions to pay the cost of the capped call transactions described below and for general corporate purposes.

In connection with the exchange and/or subscription agreements, Q2 entered into capped call transactions with certain dealers (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Q2’s common stock upon any conversion of New Notes and/or offset any cash payments Q2 is required to make in excess of the principal amount of converted New Notes, as the case may be, in each case upon conversion of the New Notes.

Q2 expects that in connection with establishing their initial hedges of these transactions, the Option Counterparties and/or their respective affiliates will enter into various derivative transactions with respect to Q2’s common stock and/or purchase Q2’s common stock in secondary market transactions concurrently with, or shortly after, the pricing of the New Notes. This activity could increase (or reduce the size of any decrease in) the market price of Q2’s common stock or the New Notes at that time. In addition, Q2 expects that the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Q2’s common stock and/or purchasing or selling Q2’s common stock or other securities of Q2 in secondary market transactions following the pricing of the New Notes and prior to the maturity of the New Notes (and are likely to do so during any observation period related to a conversion of New Notes). This activity could also cause or avoid an increase or a decrease in the market price of Q2’s common stock or the New Notes, which could affect the ability of holders of New Notes to convert the New Notes and, to the extent the activities occur during any observation period related to a conversion of the New Notes, could affect the amount of cash and/or the number and value of shares of Q2 common stock that holders will receive upon conversion of the New Notes.

In connection with the issuance of the 2023 Notes, Q2 entered into convertible note hedge transactions (the “Existing Convertible Note Hedge Transactions”) with certain financial institutions (the “Existing Option Counterparties”). Q2 also entered into separate warrant transactions (the “Existing Warrant Transactions”) with the Existing Option Counterparties. In connection with the exchange transactions with respect to the 2023 Notes, Q2 entered into agreements with the Existing Option Counterparties to terminate a portion of: (i) the Existing Convertible Note Hedge Transactions in a notional amount corresponding to the principal amount of such 2023 Notes exchanged and (ii) the Existing Warrant Transactions with respect to a number of shares equal to the notional shares underlying such 2023 Notes exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the existing counterparties with respect to such transactions, such Existing Option Counterparties and/or their respective affiliates may sell shares of Q2’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the New Notes.

In connection with such terminations, Q2 anticipates that it will receive net proceeds from the Existing Option Counterparties equal to approximately $34.1 million, which it intends to use for general corporate purposes. The exchange of Q2’s 2023 Notes and the unwind of the Existing Convertible Note Hedge Transactions and the Existing Warrant Transactions described above, and the potential related market activities by exchanging holders of the 2023 Notes and the existing counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Q2’s common stock, which may affect the trading price of the notes, at that time and Q2 cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or its common stock.

The New Notes, any shares of common stock issued in the Exchange Transactions and any shares issuable upon conversion of the New Notes have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Exchange Transactions and the Subscription Transactions, such uncertainties and circumstances include whether Q2 will consummate the Exchange Transactions and the Subscription Transactions, and the use of the net proceeds from the Subscription Transactions. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, each filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2.com/.

About Q2 Holdings, Inc.

Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO.

Contacts

Media Contact:

Beth Williams

Q2 Holdings, Inc.

O: 512.685.2023

beth.williams@q2.com

Investor Contact:

Josh Yankovich

Q2 Holdings, Inc.

O: (512) 682-4463

josh.yankovich@q2.com